UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2012

Montavo, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-29397

33-0619528

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

4957 Lakemont Blvd. Suite 239, Bellevue, WA 98006

(Address of principal executive offices)                        (Zip Code)

(425) 747-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On November 12, 2012, Montavo signed an equity software development agreement with a contract software development firm, to develop the Rev. 1.0 version of the retail Montavo Ad Analytics Platform (retailMAAP).  The planned launch date of the Rev. 1.0 product (retailMAAP) is in the fall of 2013.

Item 8.01 Other Events

The Company has issued convertible debt and other agreements to convert accounts receivables to shares.  The Company has also issued shares, and or options, to advisors, employees, and independent contractors, for services, in order to secure the signing of the software development agreement. Including the equity from the software development agreement, if all debt is converted pursuant to the terms of the debt instruments, and all options issued are exercised, there will be approximately three million five hundred thousand shares of the Company’s common stock issued and outstanding.  The Company also has in process plans to brings current its SEC filings in Q1 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAVO, INC.

Date: December 21, 2012

Brook Lang, CEO